Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

Hallmark Financial Services, Inc. and subsidiaries

Fort Worth, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-140000), Form S-8 (No. 333-160050) and Form S-8 (No. 333-210078) of Hallmark Financial Services, Inc. of our reports dated March 14, 2019, relating to the consolidated financial statements and financial statement schedules and the effectiveness of Hallmark Financial Services Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Dallas, Texas

March 14, 2019